Exhibit 99.2

Statement

Pursuant to §906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, the undersigned officer of Catalyst International, Inc. (the “Company”) hereby certifies that:

(1)

the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)

the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  August 14, 2002

/s/ David H. Jacobson

David H. Jacobson

Executive Vice President and Chief Financial Officer

Catalyst International, Inc.

Form 10-Q for the period ended June 30, 2002

Exhibit 99.2